Independent auditors' consent

The board and shareholders AXP Tax-Exempt Series, Inc.:
   AXP Intermediate Tax-Exempt Fund
   AXP Tax-Exempt Bond Fund


We consent to the use of our reports incorporated herein by reference and to the references to our Firm under the headings "Financial highlights" in Part A and "INDEPENDENT AUDITORS" in Part B of the Registration Statement.


KPMG LLP


/s/KPMG LLP
Minneapolis, Minnesota
January 27, 2000